As filed with the Securities and Exchange Commission on July 29, 2005
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
PETROHAWK ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	86-0876964 (IRS Employer Identification No.)

1100 Louisiana, Suite 4400 Houston, Texas (Address of Principal Executive Offices)	77002 (Zip Code)
Petrohawk Energy Corporation Second Amended and Restated 2004 Employee Incentive Plan
Petrohawk Energy Corporation Second Amended and Restated 2004 Non-Employee Director Incentive Plan
(Full title of each Plan)
Floyd C. Wilson
President and Chief Executive Officer
1100 Louisiana Suite 4400
Houston, Texas 77002
(832) 204-2700
(Name, address and telephone number of agent for service)
Copy to:
Dallas Parker
William T. Heller IV
Thompson & Knight LLP
333 Clay Street, Suite 3300
Houston, Texas 77002
(713) 654-8111
CALCULATION OF REGISTRATION FEE

Title of securities to be	Amount to be	Proposed maximum offering	Proposed maximum	Amount of
registered	registered (1)	price per share (2)	aggregate offering price (2)	registration fee
Common Stock, par value $0.001 per share	3,700,000 shares	$10.93	$40,441,000	$4,760

(1)	Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), shares issuable upon any stock split, stock dividend or similar transaction with respect to the shares covered hereby are also being registered hereunder.

(2)	Pursuant to Rule 457(c), the registration fee is calculated on the basis of the average of the high and low sale prices for the common stock on The Nasdaq Stock Market on July 26, 2005, $10.93. Pursuant to Rule 457(h), the registration fee is calculated with respect to the maximum number of shares of the Company’s common stock issuable under the Plans.

PART I
PART II
Item 8. Exhibits
SIGNATURES
INDEX TO EXHIBITS
Second Amended and Restated 2004 Non-Employee Director Incentive Plan
Second Amended and Restated 2004 Employee Incentive Plan
Opinion of Thompson & Knight LLP
Consent of Deloitte & Touche LLP
Consent of KPMG LLP for Mission Resources Corporation
Consent of KPMG LLP for Wynn-Crosby Energy, Inc. and affiliates
Consent of Ernst & Young LLP for Beta Oil & Gas, Inc.
Consent of Hein & Associates, LLP for Beta Oil & Gas, Inc.
Consent of Netherland, Sewell & Associates, Inc.

PART I
INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENTS
The contents of Registration Statement No. 333-117733 relating to the Petrohawk Energy Corporation 2004 Employee Incentive Plan and the Petrohawk Energy Corporation 2004 Non-Employee Director Incentive Plan (the “Plans”) filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on July 29, 2004 (the “Prior Registration Statement”), including all exhibits thereto, are incorporated herein by reference pursuant to General Instruction E to Form S-8. The purpose of this Registration Statement is to register 3,500,000 additional shares of common stock of Petrohawk Energy Corporation for offer and sale pursuant to the Second Amended and Restated 2004 Employee Incentive Plan and 200,000 additional shares of common stock of Petrohawk Energy Corporation for offer and sale pursuant to the Second Amended and Restated 2004 Non-Employee Director Incentive Plan.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
     The following documents are filed as exhibits to this Registration Statement:

4.1	Petrohawk Energy Corporation Second Amended and Restated 2004 Non-Employee Director Incentive Plan

4.2	Petrohawk Energy Corporation Second Amended and Restated 2004 Employee Incentive Plan

5.1	Opinion of Thompson & Knight LLP

23.1	Consent of Thompson & Knight LLP (included in the opinion of Thompson & Knight LLP filed herewith as Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm for Petrohawk Energy Corporation

23.3	Consent of KPMG LLP, independent registered public accounting firm for Mission Resources Corporation

23.4	Consent of KPMG LLP, independent registered public accounting firm for Wynn-Crosby Energy, Inc. and affiliates

23.5	Consent of Ernst & Young LLP, independent registered public accounting firm for Beta Oil & Gas, Inc.

23.6	Consent of Hein & Associates, LLP, independent registered public accounting firm for Beta Oil & Gas, Inc.

23.7	Consent of Netherland, Sewell & Associates, Inc., Petroleum Engineers for Petrohawk Energy Corporation and Mission Resources Corporation

24.1	Power of Attorney (included on signature page of this Registration Statement)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas, on this 28th day of July, 2005.

PETROHAWK ENERGY CORPORATION

By:	/s/ Floyd C. Wilson

Floyd C. Wilson
President and Chief Executive Officer
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Petrohawk Energy Corporation, a Delaware corporation, which is filing a Registration Statement on Form S-8 with the Commission under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Floyd C. Wilson and Shane M. Bayless, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign such Registration Statement and any or all amendments to the Registration Statement, and all other documents in connection therewith to be filed with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date	Signature / Title

July 28, 2005	By:	/s/ Floyd C. Wilson

Floyd C. Wilson
Chairman of the Board, President, and Chief Executive Officer

July 28, 2005	By:	/s/ Shane M. Bayless

Shane M. Bayless
Chief Financial Officer, Vice President and Treasurer

July 28, 2005	By:	/s/ Tucker S. Bridwell

Tucker S. Bridwell
Director

July 28, 2005	By:	/s/ David A.B. Brown

David A.B. Brown
Director

July 28, 2005	By:	/s/ James L. Irish III

James L. Irish III
Director

II-3

Date	Signature / Title

July 28 2005	By:	/s/ David B. Miller

David B. Miller
Director

July 28, 2005	By:	/s/ D. Martin Phillips

D. Martin Phillips
Director

July 28, 2005	By:	/s/ Daniel A. Rioux

Daniel A. Rioux
Director

July 28, 2005	By:	/s/ Robert C. Stone, Jr.

Robert C. Stone, Jr.
Director

July 28, 2005	By:	/s/ Herbert C. Williamson, III

Herbert C. Williamson, III
Director

II-4

INDEX TO EXHIBITS

Exhibit Number	Exhibit

4.1	Petrohawk Energy Corporation Second Amended and Restated 2004 Non-Employee Director Incentive Plan

4.2	Petrohawk Energy Corporation Second Amended and Restated 2004 Employee Incentive Plan

5.1	Opinion of Thompson & Knight LLP

23.1	Consent of Thompson & Knight LLP (included in the opinion of Thompson & Knight LLP, filed herewith as Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm for Petrohawk Energy Corporation

23.3	Consent of KPMG LLP, independent registered public accounting firm for Mission Resources Corporation

23.4	Consent of KPMG LLP, independent registered public accounting firm for Wynn-Crosby Energy, Inc. and affiliates

23.5	Consent of Ernst & Young LLP, independent registered public accounting firm for Beta Oil & Gas, Inc.

23.6	Consent of Hein & Associates, LLP, independent registered public accounting firm for Beta Oil & Gas, Inc.

23.7	Consent of Netherland, Sewell & Associates, Inc., Petroleum Engineers for Petrohawk Energy Corporation and Mission Resources Corporation

24.1	Power of Attorney (included on signature page of this Registration Statement)